                                                                   EXHIBIT 10.11


                    FORM OF CUSTOMERS AND SERVICE AGREEMENT

  THIS CUSTOMERS AND SERVICE AGREEMENT (this "Agreement") is made as of the ____ day of ______________, 1997, between Citizens Utilities Company, a Delaware corporation ("Citizens"), and Electric Lightwave Inc., a Delaware corporation ("ELI").


                                    RECITALS

A. Citizens owns all of the issued and outstanding Class B Common stock of ELI.

B. ELI is effecting an initial public offering (the "Offering") of shares of its Class A Common Stock (the "Class A Common Stock").

C. In order to preserve and continue to maximize the business opportunities available to both ELI and Citizens after the Offering, ELI and Citizens desire to execute and deliver this Agreement.

                                   AGREEMENTS

  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of their mutual promises and obligations herein contained and intending to be legally bound hereby, the parties do hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

  1.1 DEFINITIONS. As used in this Agreement, in addition to the terms defined in the Preamble and Recitals, the following terms will have the following meanings, applicable to both the singular and plural forms of the terms described.

  "Affiliate" means any company, firm or person ("person") which directly or indirectly controls, is controlled by, or is under common control with a person. A person is regarded in control of another person if it owns, or directly or indirectly controls, at least 50% of the voting stock or other ownership interest of the other person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person by any means whatsoever; provided, however, that for the purposes of this Agreement, ELI and its subsidiaries shall not be Affiliates of Citizens, and Citizens and its subsidiaries (other than persons which are subsidiaries of ELI) shall not be Affiliates of ELI.

  "Citizens" shall include Citizens Affiliates.

  "Citizens Area" means a geographic area (designated by telephone exchange or otherwise) in which Citizens is the Incumbent Local Exchange Carrier (as defined by the Telecommunications Act of 1996).

  "Citizens Retail Customer" means a retail customer of Citizens.

  "Citizens Potential Retail Customer" means a potential Citizens Retail Customer with a place of business or residence in a Citizens Area.

  "Citizens Services" means telecommunications services offered or rendered by Citizens.

  Citizens Wholesale Customer" means a wholesale customer of Citizens.

  "Effective Date" means the date on which the first purchase and sale of shares of Class A Common Stock pursuant to the Offering occurs.

  "ELI" shall include ELI Affiliates.

  "ELI Retail Customer" means a retail customer of ELI.

  "ELI Location" means a geographic location in which ELI is offering or rendering telecommunications services and, if a franchise, certificate, permit or other governmental authorization is required by law, regulation or order, the same shall have been obtained.

  "ELI Potential Retail Customer" means a potential ELI Retail Customer with a place of business or residence in an ELI Location.

  "ELI Services" means telecommunications services offered or rendered by ELI.

  "ELI Wholesale Customer" means a wholesale customer of ELI.

  "Less Dense Area" shall mean (a) a service territory that is not an ELI Location or Citizens Area on the Effective Date and that is part of, or includes, a Metropolitan Statistical Area ("MSA") or a portion of an MSA, which MSA has a population of less than 300,000, and (b) a service territory which is part of, or which includes, an MSA or a portion of an MSA, which MSA has a population of 300,000 or more, which territory was acquired by Citizens in a transaction ("Transaction") in which the consideration allocated to territories which are part of, or include, MSAs with a population of 300,000 or more was 50% or less of the total consideration paid in the Transaction.

  "More Dense Area" shall mean a service territory that is not an ELI Location or Citizens Area on the Effective Date and that is not a Less Dense Area.

  1.2 INTERNAL REFERENCES. Unless the context indicates otherwise, references to articles, sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.

                                   ARTICLE 2

                     COMPETITION AND BUSINESS OPPORTUNITIES

  2.1 SERVICES OF ELI. ELI agrees that, during the term of this Agreement, ELI will not offer or sell ELI Services to a Citizens Retail Customer or Citizens Potential Retail Customer in a location (a) that is within a Citizens Area that existed on the Effective Date; or (b) that is within a Less Dense Area which becomes a Citizens Area after the Effective Date and before it becomes an ELI Location. ELI may continue to provide ELI Services to any ELI [Retail] Customer existing on the Effective Date pursuant to existing contracts or other customer agreements and any renewals or extensions thereof.

  2. 2 SERVICES OF CITIZENS. Citizens agrees that, during the term of this Agreement, Citizens will not offer or sell Citizens Services to an ELI Retail Customer or ELI Potential Retail Customer in a location (a) that is within an ELI Location that existed on the Effective Date; or (b) that is within a More Dense Area which becomes an ELI Location after the Effective Date and before it becomes a Citizens Area. Citizens may continue to provide Citizens Services to any existing Citizens [Retail] Customer existing on Effective Date pursuant to existing contracts or other customer agreements and any renewals or extensions thereof.

  2.3 OTHER AREAS. ELI may offer and sell ELI Services to a Citizens Retail Customer or a Citizens Potential Retail Customer in any area not restricted by Sections 2.1 or 2.5. Citizens may offer and sell Citizens Services to an ELI Retail Customer or an ELI Potential Retail Customer in any area not restricted by Sections 2.2 or 2.5.

  2.4 WHOLESALE CUSTOMERS. (a) During the term of this Agreement, ELI may not offer or sell to a Citizens Wholesale Customer ELI Services of the same nature and serving the same geographic area as the services which the customer is then currently receiving under contract from Citizens.

  (b) During the term of this Agreement, Citizens may not offer or sell to an ELI Wholesale Customer Citizens Services of the same nature and serving the same geographic area as the services which the customer is then currently receiving under contract from ELI.

  2.5 LONG DISTANCE RETAIL CUSTOMERS. (a) During the term of this Agreement, ELI will not offer or sell long distance ELI Services to a Citizens Retail Customer or a Citizens Potential Retail Customer located in a Citizens Area, except that ELI may offer and such services to a Citizens Retail Customer or a Citizens Potential Retail Customer which is located in a service territory that was or became an ELI Location before it became a Citizens Area.

  (b) During the term of this Agreement, Citizens will not offer or sell long distance Citizens Services to an ELI Retail Customer or an ELI Potential Retail Customer located in a ELI Area, except that Citizens may offer and sell such services to an ELI Retail Customer or an ELI Potential Retail Customer which is located in a service territory that was or became an Citizens Area before it became an ELI Location.

  2.6 WAIVER. The foregoing limitations on ELI's and Citizen's offering or selling telecommunications services apply only to the extent that both ELI and Citizens are offering or selling the same telecommunications service to the same customers or potential customers and shall not apply to the extent that both Citizens and ELI agree in writing to waive such limitations in the case of specific customers, services or geographic areas.


                                   ARTICLE 3

                              TERM AND TERMINATION

  3.1 TERM. The term of this Agreement shall commence on the Effective Date and, unless terminated earlier pursuant to Section 3.2, shall continue until the first to occur of (a) the date on which Citizens and its Affiliates own shares representing less than a majority of the ordinary voting power of the outstanding capital stock of ELI, or (b) the date on which the designees or representatives of Citizens cease to constitute a majority of the board of directors of ELI.

  3.2 TERMINATION. Citizens shall have the right to terminate this Agreement upon the occurrence of any material breach of this Agreement by ELI or any of its Affiliates that is not cured within thirty (30) days after receipt of written notice of such breach from Citizens.


                                   ARTICLE 4

                             RESOLUTION OF DISPUTES

  4.1 ARBITRATION. Any dispute, controversy or claim between Citizens and ELI arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, will be resolved by arbitration conducted in Stamford, Connecticut under the auspices and according to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement.

                                   ARTICLE 5


                            MISCELLANEOUS PROVISIONS

  5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of laws of any jurisdiction.

  5.2 NOTICES. Any notice permitted or required by this Agreement shall be deemed given when sent by personal service, by certified or registered mail return receipt requested, postage prepaid, by facsimile transmission or by overnight delivery by a nationally recognized courier and addressed as follows:



  IF TO CITIZENS:   Citizens Utilities Company
                    High Ridge Park
                    P. O. Box 3801
                    Stamford, Connecticut 06905
                    Attn:  Robert J. DeSantis
                    Fax No.:  (203) 329-4651

  IF TO ELI:        Electric Lightwave Inc.
                    8100 N.E. Parkway Drive, Suite 200
                    Vancouver, Washington 98662
                    Attn:
                    Fax No.: (360) 604-5333)

Actual receipt of notice or other communication shall overcome any deficiency in manner of delivery thereof.

  5.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed by both parties to this Agreement, shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument.

  5.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties.

  5.5 AMENDMENTS. This Agreement may be changed, amended, modified, or rescinded only by an instrument in writing signed by the party against which enforcement of such change, amendment, modification or rescission is sought.

  5.6 WAIVERS. No waiver by any party of any condition, or breach of any provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other condition or of the breach of any other provision of this Agreement.

  5.7 RELATIONSHIP. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. Both parties are independent contractors and neither party is to be considered the agent or legal representative of the other for any purpose whatsoever under this Agreement.

  5.8 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except that no obligation under this Agreement may be delegated, nor may any rights under this Agreement be assigned by either party, without the prior written consent of the other party, except by operation of law. Any such purported assignment of this Agreement by either party without the prior written consent of the other party shall be void and without effect. Except as expressly provided in this Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                        CITIZENS UTILITIES COMPANY

                                        By: _____________________________
                                            Name:
                                            Title:

                                        ELECTRIC LIGHTWAVE INC.

                                        By ________________________________
                                            Name:
                                            Title: